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                                                                   EXHIBIT 23.4





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement on Form S-1 of our report dated August 5, 1996, on our audits of the financial statements and financial statement schedules of PracticeMatch, Inc. We also consent to the reference to our firm under the caption "Experts."



                                   /s/ Brown Smith Wallace, L.L.C.
                                   ---------------------------------
                                   Brown Smith Wallace, L.L.C.


St. Louis, Missouri
January 22, 1997